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April 28, 2005


ING VP Intermediate Bond Portfolio
7337 E. Doubletree Ranch Road
Scottsdale, Arizona  85258

Re:   ING VP Intermediate Bond Portfolio
      Post-Effective Amendment No. 62 to Registration Statement on Form N-1A File Nos. 2-47232; 811-2361

Ladies and Gentlemen:

As counsel to ING VP Intermediate Bond Portfolio, a Massachusetts business trust (the "Trust"), we have been asked to render our opinion with respect to the issuance of an unlimited number of Adviser Class shares of beneficial interest of the Trust (the "Shares"), par value $1.00 per share, representing interests in the ING VP Intermediate Bond Portfolio, a series of the Trust (the "Series"), as more fully described in the prospectus and statement of additional information contained in Post-Effective Amendment No. 62 to the Trust's Registration Statement on Form N-1A (the "Registration Statement").

We have examined such records, documents and other instruments and have made such other examinations and inquiries as we have deemed necessary to enable us to express the opinion set forth below. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the prospectus and statement of additional information relating to the Shares as in effect at the time of such issuance and sale, will be validly issued, fully paid and non-assessable by the Trust.
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ING VP Intermediate Bond Portfolio
April 28, 2005
Page 2


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm as legal counsel for the Trust in the Registration Statement. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ Goodwin Procter LLP

GOODWIN PROCTER  LLP